UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 2)

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 15, 2004

                                 ROO GROUP, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)

          Delaware                     000-25659               11-3447894
- --------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)  (IRS Employer of
               incorporation)                              Identification No.)

                  62 White Street, Suite 3A, New York, NY 10013
                  ---------------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (646) 352-0260

                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                EXPLANATORY NOTE:

         This amendment to the Form 8-K of ROO Group, Inc. (the "Company") dated September 15, 2004 is being filed to provide (i) the audited financial statements of Bickhams Media, Inc. and its subsidiary, VideoDome.com Networks, Inc. and (ii) the pro forma condensed combined financial statements of the Company which give effect to the Company acquiring 100% of the outstanding capital stock of Bickhams Media, Inc. including 100% of the outstanding common stock of VideoDome.Com Networks, Inc.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

PURCHASE OF BICKHAMS MEDIA, INC.

         On September 15, 2004, we completed the purchase of all of the outstanding shares of common stock of Bickhams Media, Inc. ("Bickhams Media") from Avenue Group, Inc. ("Avenue Group") pursuant to a Stock Purchase Agreement dated September 10, 2004. In consideration for the purchase, we agreed to: (1) pay Avenue Group $300,000 cash; (2) issue Avenue Group 4,000,000 shares of our common stock; and (3) guaranty all of the obligations of VideoDome.com Networks, Inc. ("VideoDome") under a promissory note of VideoDome that was issued to Avenue Group in October 2003 in the principal amount of $290,000. In addition, we agreed to issue Avenue Group 3,000,000 shares of our common stock in consideration for a termination letter which shall serve to terminate a Registration Rights Agreement dated as of November 28, 2003. Avenue Group has agreed to use reasonable commercial endeavors to cause Weinberg & Company, P.A to perform its audits and reviews on Bickhams Media within 30 days after execution of the Stock Purchase Agreement at our sole cost and expense.

PURCHASE OF VIDEODOME.COM NETWORKS, INC.

         As of November 1, 2004, we entered into an agreement with Bickhams Media and Daniel and Vardit Aharonoff to purchase 50% of the outstanding common stock of VideoDome. Prior to November 1, 2004, Bickhams Media already owned the other 50% of the outstanding common stock of VideoDome. As a result of this transaction, Bickhams Media now owns 100% of the outstanding common stock of VideoDome. Under the agreement, we agreed to: (1) issue 5,000,000 shares of our common stock to Daniel Aharonoff on the closing date; (2) issue an additional 3,000,000 shares of our common stock to Daniel Aharonoff upon meeting jointly agreed milestones; and (3) pay up to $220,000 in cash to Daniel Aharonoff upon meeting jointly agreed milestones.

         The jointly agreed milestones are as follows: (1) upon the commercial launch of VideoDome's embedded player and music player, we agreed to pay Mr. Aharonoff $100,000 cash and issue Mr. Aharonoff 1,000,000 shares of our common stock; (2) upon the commercial launch of a combined ROO Media and VideoDome Media Manager platform, we agreed to pay Mr. Aharonoff $100,000 cash and issue Mr. Aharonoff 2,000,000 shares of our common stock; and (3) after the combined platform has delivered a minimum of 50,000,000 video views for two consecutive months excluding mini player views, we agreed to pay Mr. Aharonoff $20,000 cash.

         In connection with the agreement, Mr. Aharonoff agreed not to directly or indirectly agree or offer to sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of the shares of our common stock acquired by him under the agreement until the earlier of: (a) two years from the respective issuance(s) of such shares; or (b) the date that holders (the "Holders") of certain Callable Secured Convertible Notes (the "Notes") and Stock Purchase Warrants (the "Warrants"), issued by us on September 10, 2004, no longer hold the Notes and the Warrants and no longer beneficially own any shares of our common stock issuable upon conversion or exercise of the Notes or the Warrants, without the prior written consent of such Holders of the Notes and the Warrants. The Holders agreed to waive any adjustment that otherwise would have been required to the conversion and exercise prices of the Notes and the Warrants due to the issuance of shares of common stock to Mr. Aharonoff.

BUSINESS OF BICKHAMS MEDIA, INC.

         The only business of Bickhams Media is through its ownership of VideoDome Networks, Inc., a California corporation. VideoDome is a Los Angeles based company that provides a range of Media Management solutions through its flagship 5th generation ASP application, VideoDome Media Manager(R). VideoDome customers have direct access to their individual accounts, media inventory, customized media delivery method and style, as well as the ability to add, edit, delete, schedule & track streaming media from any Internet enabled browser. Some of VideoDome's clients include Kenneth Cole, L'Oreal Cosmetics, Redken, Lacome, and Stanley Tools. VideoDome provides its media management application to these customers which allows them the ability to manage and publish video on their web sites. The VideoDome Publishing Platform is a database driven, web-based application that allows clients to upload, organize and publish streaming media through unified interface.

         The most current version of VideoDome Media Manager is Media Manager 4.0, which offers VideoDome customers direct access to their individual accounts, media inventory, customized media delivery method and style, as well as the ability to add, edit, delete, schedule & track streaming media from any Internet enabled browser.

         The features of Media Manager 4.0 include:

         o VideoDome Tracker(R) - Generate colorful user reports/statistics and find out what your viewing audience is experiencing.

         o VideoDome Scheduler(R) - Schedule when you would like certain media to be available on your web site.

         o VideoDome AutoSense(R) - AutoSense technology automatically takes the guess work out of the equation by detecting installed media player & available bandwidth across all media formats.

         o VideoDome Skin Wizard(R) - Create a compelling branded media player or video portal within minutes using our skin wizard system.

         o VideoDome Syndication Manager(R) - Powerful syndication module allows you to replicate then syndicate streaming content to your partners in a completely controlled environment.

MANAGEMENT OF ROO GROUP SUBSEQUENT TO THE ACQUISITION OF BICKHAMS MEDIA

         There will be no change in the management of ROO Group as a result of the acquisition of Bickhams Media, Inc. Furthermore, Bickhams Media will continue to operate as an independent subsidiary of ROO Group. The current Board of Directors of Bickhams Media consists of Robert Petty and Robin Smyth, who also constitute the current Board of Directors of ROO Group. Mr. Petty was appointed the President and Chief Executive Officer of Bickhams Media. Mr. Smyth was appointed the Chief Financial Officer and Secretary of Bickhams Media.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On September 15, 2004, we completed the purchase of all of the outstanding shares of common stock of Bickhams Media, Inc. from Avenue Group, Inc. Avenue Group is a founding shareholder of ROO Group, Inc. and currently owns over 20% of our outstanding common stock.

         Also, in connection with the purchase of Bickhams Media, we agreed to guaranty all of the obligations of VideoDome.com Networks, Inc. under a promissory note of VideoDome that was issued to Avenue Group in October 2003 in the principal amount of $290,000.

RISK FACTORS

THERE WAS NO FORMAL VALUATION DETERMINING THE FAIRNESS OF THE CONSIDERATION FOR THE ACQUISITION. The consideration for the acquisition was determined by arms' length negotiations between our management and the management of Avenue Group, Inc., but there was no formal valuation of Bickhams Media, Inc. by an independent third party. We did not obtain a fairness opinion by an investment banking firm or other qualified appraiser. Since the acquisition of Bickhams Media did not require the approval of our stockholders, we are unable to determine whether our stockholders would have agreed with the determination by our board of directors that the terms of the acquisition were fair and in the best interests of our stockholders.

WE MAY NOT BE ABLE TO EFFECTIVELY INTEGRATE BICKHAMS MEDIA, WHICH WOULD BE DETRIMENTAL TO OUR BUSINESS. Acquisitions involve numerous risks, including potential difficulty in integrating operations, technologies, systems, and products and services of acquired companies, diversion of management's attention and disruption of operations, increased expenses and working capital requirements and the potential loss of key employees and customers of acquired companies. In addition, acquisitions involve financial risks, such as the potential liabilities of the acquired businesses, the dilutive effect of the issuance of additional equity securities, the incurrence of additional debt, the financial impact of transaction expenses and the amortization of goodwill and other intangible assets involved in any transactions that are accounted for by using the purchase method of accounting, and possible adverse tax and accounting effects. Any of the foregoing could materially and adversely affect our business.

FAILURE TO PROPERLY MANAGE OUR POTENTIAL GROWTH WOULD BE DETRIMENTAL TO OUR BUSINESS. Any growth in our operations will place a significant strain on our resources and increase demands on our management and on our operational and administrative systems, controls and other resources. There can be no assurance that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base and maintain close coordination among our technical, accounting, finance, marketing, sales and editorial staffs. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. We may fail to adequately manage our anticipated future growth. We will also need to continue to attract, retain and integrate personnel in all aspects of our operations. Failure to manage our growth effectively could hurt our business.

BENEFICIAL OWNERSHIP OF ROO GROUP SUBSEQUENT TO THE ACQUISITION OF BICKHAMS
MEDIA

         As of September 17, 2004, we had 188,297,711 shares of common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of September 17, 2004. The information in this table provides the ownership information for:

         o each person known by us to be the beneficial owner of more than 5% of our common stock;

         o        each of our directors;

         o        each of our executive officers; and

         o        our executive officers and directors as a group.

         Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Furthermore, unless otherwise indicated, the address of the beneficial is c/o ROO Group, Inc., 62 White Street, Suite 3A, New York, NY 10013.

                                                                                 Percentage of
                                                       Common Stock              Common Stock
Name and Address of Beneficial Owner              Beneficially Owned (1)    Beneficially Owned (1)
- ------------------------------------------------ ------------------------- --------------------------
Robert Petty                                             78,000,000 (2)              40.14%

Avenue Group, Inc.                                       47,000,000                  24.96%
15303 Ventura Blvd.
9th Floor
Sherman Oaks, CA 91403

Midnight Bay Holdings Pty., Ltd.                         25,000,000                  13.28%
11 Torresdale Court
Toorak Victoria 3142
Australia

Robin Smyth                                               5,000,000 (3)               2.61%

All Directors and Executive Officers as a                83,000,000                  41.98%
Group (2 persons)
- ------------------------------------------------ ------------------------- --------------------------

(1) Applicable percentage ownership is based on 188,297,711 shares of common stock outstanding as of September 17, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of September 17, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 17, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 6,000,000 shares that are issuable upon the exercise of outstanding incentive stock options issued by ROO Group, Inc. on April 8, 2004. Such options are exercisable at $.1265 per share and expire on May 8, 2006.

(3) Includes 400,000 shares held indirectly through the Smyth Family Trust. Also includes 3,000,000 shares that are issuable upon the exercise of outstanding incentive stock options issued by ROO Group, Inc. on April 8, 2004. Such options are exercisable at $.1265 per share and expire on May 8, 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Consolidated Balance Sheets as of June 30, 2004 (unaudited) and December 31, 2003 and 2003

         Consolidated Statements of Operations and Deficit for the six months ended June 30, 2004 and 2003 (unaudited) and for the years ended December 31, 2003 and 2002

         Consolidated Statements of Cash Flows for the six months ended June 30, 2004 and 2003 (unaudited) and for the years ended December 31, 2003 and 2002

     (B) PRO FORMA FINANCIAL INFORMATION.

         Pro Forma Combined Balance Sheet as of June 30, 2004

         Pro Forma Combined Statement of Operations for the year ended December 31, 2003 and the six months ended June 30, 2004

     (C) EXHIBITS.

EXHIBIT
NUMBER            DESCRIPTION
- ---------------   ------------------------------------------------------------

         2.1 Stock Purchase Agreement, dated as of September 10, 2004, by and between ROO Group, Inc. and Avenue Group, Inc. (Incorporated by reference to Form 8-K, filed on September 22,
                  2004)

         2.2 Stock Purchase Agreement, dated as of November 1, 2004, by and between Bickhams Media, Inc., ROO Group, Inc., and Daniel and Vardit Aharonoff (Incorporated by reference to Form 8-K/A, filed on November 5, 2004)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ROO GROUP, INC.


Date: November 9, 2004                     /s/ Robin Smyth
                                           -----------------------------------
                                           Robin Smyth
                                           Chief Financial Officer

                       BICKHAMS MEDIA, INC. AND SUBSIDIARY
                (A WHOLLY-OWNED SUBSIDIARY OF AVENUE GROUP, INC.)
                        CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (UNAUDITED)
                         AND DECEMBER 31, 2003 AND 2002

                       BICKHAMS MEDIA, INC. AND SUBSIDIARY
                (A WHOLLY-OWNED SUBSIDIARY OF AVENUE GROUP, INC.)


CONTENTS


PAGE      F-1     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE      F-2     CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2004 (UNAUDITED)
                  AND DECEMBER 31, 2003 AND 2002

PAGE      F-3     CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT FOR THE SIX
                  MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED) AND FOR THE
                  YEARS ENDED DECEMBER 31, 2003 AND 2002

PAGE      F-4     CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED
                  JUNE 30, 2004 AND 2003 (UNAUDITED) AND FOR THE YEARS ENDED
                  DECEMBER 31, 2003 AND 2002

PAGES F-5 -F-8    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2004
                  (UNAUDITED) AND DECEMBER 31, 2003 AND 2002

PAGES F-9-F-13    PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTIMG FIRM


To the Board of Directors of:
Bickhams Media Inc. (a wholly-owned subsidiary of Avenue Group, Inc.)

We have audited the accompanying consolidated balance sheets of Bickhams Media, Inc. and Subsidiary (a wholly-owned subsidiary of Avenue Group, Inc.) (the "Company") as of December 31, 2003 and 2002 and the related consolidated statements of operations and deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Bickhams Media, Inc. and Subsidiary (a wholly owned subsidiary of Avenue Group, Inc.) as of December 31, 2003 and 2002 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(J) to the consolidated financial statements, the Company has a working capital deficit of $555,547 and a stockholder's deficit of $822,038 at December 31, 2003. These matters raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.
WEINBERG & COMPANY, P.A.

Boca Raton, Florida
October 29, 2004

                       BICKHAMS MEDIA, INC. AND SUBSIDIARY
                (A WHOLLY-OWNED SUBSIDIARY OF AVENUE GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
         AS OF JUNE 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003 AND 2002


                                           ASSETS
                                                                                une 30, 2004 December 31, December 31,
                                                                                (Unaudited)       2003         2002
                                                                                 ---------    ---------    ---------
CURRENT ASSETS
 Cash                                                                            $  71,874    $  28,659    $  10,619
 Accounts receivable, net                                                           39,423       49,709       20,207
 Prepaid expenses                                                                        -        9,627
                                                                                 ---------    ---------    ---------
    Total Current Assets                                                           111,297       78,368       40,453
                                                                                 ---------    ---------    ---------

FIXED ASSETS, NET                                                                   14,446       18,079       12,926
                                                                                 ---------    ---------    ---------

OTHER ASSETS
 Deposits                                                                            1,893        5,430        3,596
                                                                                 ---------    ---------    ---------

TOTAL ASSETS                                                                     $ 127,636    $ 101,877    $  56,975
                                                                                 =========    =========    =========

                                    LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable                                                               $   2,850    $   3,551    $     195
  Accrued expenses                                                                   4,371        7,923            -
  Due to parent                                                                    622,441      622,441      622,441
                                                                                 ---------    ---------    ---------
    Total Current Liabilities                                                      629,662      633,915      622,636
                                                                                 ---------    ---------    ---------

LONG-TERM LIABILITIES
  Notes payable - Avenue Group                                                     290,000      290,000      311,879
                                                                                 ---------    ---------    ---------

TOTAL LIABILITIES                                                                  919,662      923,915      934,515
                                                                                 ---------    ---------    ---------

COMMITMENT'S AND CONTINGENCIES

STOCKHOLDER'S DEFICIENCY
   Common stock, $.001 par value, 10,000 shares authorized, 1000 shares
   issued and outstanding                                                            1,000        1,000        1,000
   Deficit                                                                        (793,026)    (823,038)    (878,540)
                                                                                 ---------    ---------    ---------

  Total Stockholder's Deficiency                                                  (792,026)    (822,038)    (877,540)
                                                                                 ---------    ---------    ---------


TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                       $ 127,636    $ 101,877    $  56,975
                                                                                 =========    =========    =========


           See accompanying notes to consolidated financial statements

                       BICKHAMS MEDIA, INC. AND SUBSIDIARY
                (A WHOLLY-OWNED SUBSIDIARY OF AVENUE GROUP, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
          FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                            Six Months Ended            Year-Ended
                                                            ----------------            ----------

                                                       June 30, 2004 June 30, 2003 December 31, December 31,
                                                        (unaudited)  (unaudited)      2003         2002
                                                         ---------    ---------    ---------    ---------
REVENUES                                                 $ 165,093    $ 133,618    $ 320,869    $  90,014
                                                         ---------    ---------    ---------    ---------

OPERATING EXPENSES
 Cost of sales                                              17,130        8,090       15,786       20,181
 Development                                                10,000       18,975       29,400        5,046
 Sales & marketing                                          12,382       15,783       33,269       17,578
  General and administrative                                89,760       84,395      169,228      196,883
                                                         ---------    ---------    ---------    ---------
     Total Operating Expenses                              129,272      127,243      247,683      239,688
                                                         ---------    ---------    ---------    ---------


INCOME (LOSS) FROM OPERATIONS                               35,821        6,375       73,186     (149,674)

OTHER EXPENSE
 Interest                                                    5,809        9,019       17,684       11,425
                                                         ---------    ---------    ---------    ---------

NET INCOME (LOSS)                                           30,012       (2,644)      55,502     (161,099)


DEFICIT BEGINNING OF PERIOD                               (823,038)    (878,540)    (878,540)    (717,441)
                                                         ---------    ---------    ---------    ---------


DEFICIT ENDING OF PERIOD                                 $(793,026)   $(881,184)   $(823,038)   $(878,540)
                                                         =========    =========    =========    =========

NET INCOME LOSS PER COMMON SHARE -
 BASIC AND DILUTED                                       $   30.01    $   (2.64)   $   55.50    $ (161.10)
                                                         =========    =========    =========    =========

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES - BASIC AND DILUTED                                  1,000        1,000        1,000        1,000
                                                         =========    =========    =========    =========

          See accompanying notes to consolidated financial statements.

                       BICKHAMS MEDIA, INC. AND SUBSIDIARY
                (A WHOLLY-OWNED SUBSIDIARY OF AVENUE GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                Six Months Ended             Year Ended
                                                                ----------------             ---------
                                                              June 30,     June 30,
                                                                2004         2003      December 31,  December
                                                             (unaudited)  (unaudited)      2003       31, 2002
                                                              ---------    ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                            $  30,012    $  (2,644)   $  55,502    $(161,099)
 Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Depreciation and Amortization                                   3,633        3,859        9,576        8,569
 Changes in operating assets and liabilities:
  (Increase) decrease in accounts receivable                     10,286      (17,274)     (29,503)     (13,390)
  (Increase) decrease in other assets                             3,537        4,199        4,199         (729)
  Increase (decrease) in accounts payable                          (701)        (748)       3,355          196
  Increase (decrease) in accrued expenses                        (3,552)         236        7,923      (11,592)
                                                              ---------    ---------    ---------    ---------
        Net Cash Provided By (Used In) Operating Activities      43,215      (12,372)      51,052     (178,045)
                                                              ---------    ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of fixed assets                                            -            -      (11,133)           -
                                                              ---------    ---------    ---------    ---------
        Net Cash Used In Investing Activities                         -            -      (11,133)           -
                                                              ---------    ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds received from notes payable                                 -        9,019       99,961      292,550
 Payments on borrowings                                               -            -     (121,840)    (110,381)
                                                              ---------    ---------    ---------    ---------
        Net Cash Provided By (Used In) Financing Activities           -        9,019      (21,879)     182,169
                                                              ---------    ---------    ---------    ---------

NET INCREASE (DECREASE) IN CASH                                  43,215       (3,353)      18,040        4,124

CASH AT BEGINNING OF PERIOD                                      28,659       10,619       10,619        6,495
                                                              ---------    ---------    ---------    ---------

CASH AT END OF PERIOD                                         $  71,874    $   7,266    $  28,659    $  10,619
                                                              =========    =========    =========    =========

          See accompanying notes to consolidated financial statements.

                       BICKHAMS MEDIA, INC. AND SUBSIDIARY
                (A WHOLLY-OWNED SUBSIDIARY OF AVENUE GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (UNAUDITED)
                         AND DECEMBER 31, 2003 AND 2002

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

         (A) ORGANIZATION

         Bickhams Media, Inc. ("the Company" or "Bickhams"), a wholly-owned subsidiary of Avenue Group, Inc. ("Avenue") was incorporated in Delaware on September 27, 1999. Bickhams owns 50% of VideoDome.com Networks, Inc. ("VideoDome"). Bickhams is a holding company whose sole purpose is to own the shares of its subsidiary, VideoDome. VideoDome provides a range of digital media services, including but not limited to: hosting and delivery, media management services, registration and delivery of video stream via the Internet.

         (B) PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of Bickhams and VideoDome, which became a 50% subsidiary as of July 2, 2001. The losses allocated to the minority stockholders of VideoDome exceeded the remaining minority interest and the excess has been allocated to the Company. All material inter-company accounts and transactions have been eliminated. The Company includes the accounts of VideoDome in its consolidated financial statements since the Company exercises significant influence over the operations of VideoDome.

         (C) USE OF ESTIMATES

         The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (D) FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value of financial instruments including cash, accounts receivable, accounts payable, accrued expenses, due to parent and debt, approximates their fair values at June 30, 2004, December 31, 2003 and December 31, 2002 due to the relatively short-term nature of these instruments.

         (E) FIXED ASSETS

         Fixed assets are stated at cost. Depreciation is provided for using the straight-line method of accounting over the estimated useful lives ranging from 3 to 7 years.

                       BICKHAMS MEDIA, INC. AND SUBSIDIARY
                (A WHOLLY-OWNED SUBSIDIARY OF AVENUE GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (UNAUDITED)
                         AND DECEMBER 31, 2003 AND 2002

         (F) CAPITALIZED SOFTWARE COSTS

         Software costs are generally expensed as incurred, except for certain costs relating to the development of internal-use software incurred during the application stage. Capitalized software costs are included in fixed assets and generally amortized over the estimated useful life of two years.

         (G) REVENUE RECOGNITION

         Revenues and related costs for digital media and e-commerce sales are recognized when products are shipped or services are rendered to the customer and accepted by the customer.

         (H) INCOME TAXES

         Deferred income taxes are recorded using enacted tax laws and rates for the years in which the taxes are expected to be paid. Deferred income taxes are provided for when there is a temporary difference in recording such items for financial reporting and income tax reporting. The temporary differences that give rise to deferred tax assets primarily are depreciation and accrual to cash adjustments, which were reduced by a like amount because of the uncertainty as to whether the deferred tax assets will be realized.

         Income taxes for Bickhams and VideoDome are reported separately. At December 31, 2003, the federal net operating loss carry-forwards for Bickhams and Videodome were approximately $2,091 and $1,024,498 respectively. The federal net operating loss carry-forwards for both VideoDome and Bickhams will expire in 2020 through 2023. Bickhams has recorded a full valuation allowance against deferred tax assets resulting from the net operating loss carry-forwards, because the realization of such deferred tax assets is not considered more likely than not.

         (I) INCOME (LOSS) PER COMMON SHARE

         Net income (loss) per common share (basic and diluted) is based on the net income (loss) divided by the weighted average number of common shares outstanding during each period. The Company does not have any common stock equivalents that must be included in the computation of diluted net income (loss) per common share in all periods presented.

         (J) GOING CONCERN

         The Company's consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficit of $555,547 and a stockholder's deficit of $822,038 at December 31, 2003. These matters raise substantial doubt about its ability continue as a going concern.

                       BICKHAMS MEDIA, INC. AND SUBSIDIARY
                (A WHOLLY-OWNED SUBSIDIARY OF AVENUE GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (UNAUDITED)
                         AND DECEMBER 31, 2003 AND 2002


         The Company plans to integrate its operations into ROO Group, Inc. as a result of Avenue's sale of its interest (See Note 6)

NOTE 2 FIXED ASSETS

         Fixed assets consist of the following as of June 30, 2004, December 31, 2003 and 2002:

                                                June 30, 2004              December 31, 2003            December 31, 2002
                                          -------------------------    ------------------------    -------------------------

     Computer Equipment                   $                39,596      $               39,596      $                28,464
     Software                                              10,788                      10,788                       10,788
                                          -------------------------    ------------------------    -------------------------
     Total                                                 50,384                      50,384                       39,252

     Less:  accumulated depreciation                      (35,938)                    (32,305)                     (26,326)
                                          -------------------------    ------------------------    -------------------------
     Fixed assets, net                    $                14,446      $               18,079      $                12,926
                                          =========================    ========================    =========================

         Depreciation and amortization expense for the six months ended June 30, 2004 and 2003 and for the years ended December 31, 2003 and 2002 amounted to $3,633 and $3,859 (unaudited), $9,576 and $8,569, respectively, and is included in general and administrative expenses.

NOTE 3 DIGITAL MEDIA INVESTMENTS

         Pursuant to an Option Agreement dated March 24, 2000, as amended on October 31, 2000 and once again in the form of a new Shareholder's Agreement entered into on July 2, 2001, the Company acquired a 50% equity interest in VideoDome. The Company invested an aggregate amount of $871,000 in VideoDome, including an additional $150,000 invested in VideoDome under the new Shareholder's Agreement.

NOTE 4 NOTES AND LOANS PAYABLE TO PARENT COMPANY

         The aggregate balance payable to Avenue Group, Inc. was $912,441 (unaudited), $912,441 and $934,320, at June 30, 2004, December 31, 2003
         and 2002, respectively, which was comprised of an inter company loan balance of $622,441 and a note payable of $290,000 ($311,879 at December 31, 2002). In conjunction with a stock purchase agreement executed in September 2004, Avenue Group, Inc. has agreed to forgive all prior inter-company loans and payments made for accounts payable on the Company's behalf aggregating $622,441. The remaining note payable of $290,000 plus interest at 4% will be repaid within one year of the closing of the sale of the Company's stock. In addition, the Company is required to make monthly payments of not less than $4,000 per month as principal reduction payments commencing one month from the closing of the sale (see Note 6).

                       BICKHAMS MEDIA, INC. AND SUBSIDIARY
                (A WHOLLY-OWNED SUBSIDIARY OF AVENUE GROUP, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (UNAUDITED)
                         AND DECEMBER 31, 2003 AND 2002


NOTE 5 COMMON STOCK

         At June 30, 2004, December 31, 2003 and 2002, the Company has 1,000 shares outstanding with a par value of $.001.

NOTE 6 SUBSEQUENT EVENTS

         In September 2004, Avenue entered into a stock purchase agreement whereby it agreed to sell Bickhams and its 50% interest in Videodome to ROO Group, Inc., ("ROO") a publicly traded company, which is related to the seller.

         In consideration for the sale ROO agreed to pay $300,000 in cash and issue four million shares of ROO common stock to Avenue. In addition, ROO executed a guaranty of the promissory note of Videodome due to Avenue dated October 2003 in the principal amount of $290,000 (see Note
         4).

         As a result of this transaction, the Company will no longer be a wholly-owned subsidiary of Avenue.

                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)




        On September 15, 2004, we completed the purchase of all of the outstanding shares of common stock of Bickhams Media, Inc. ("Bickhams Media") from Avenue Group, Inc. ("Avenue Group") pursuant to a Stock Purchase Agreement dated September 10, 2004. In consideration for the purchase, we agreed to: (1) pay Avenue Group $300,000 cash; (2) issue Avenue Group 4,000,000 shares of our common stock; and (3) guaranty all of the obligations of VideoDome.com Networks, Inc. ("VideoDome") under a promissory note of VideoDome that was issued to Avenue Group in October 2003 in the principal amount of $290,000.

        On November 1, 2004, we entered into an agreement with Bickhams Media and Daniel and Vardit Aharonoff to purchase 50% of the outstanding common stock of VideoDome. Prior to November 1, 2004, Bickhams Media already owned the other 50% of the outstanding common stock of VideoDome. As a result of this transaction, Bickhams Media now owns 100% of the outstanding common stock of VideoDome. Under the agreement, we agreed to: (1) issue 5,000,000 shares of our common stock to Daniel Aharonoff on the closing date; (2) issue an additional 3,000,000 shares of our common stock to Daniel Aharonoff upon meeting jointly agreed milestones; and (3) pay up to $220,000 in cash to Daniel Aharonoff upon meeting jointly agreed milestones.

        The following pro forma combined balance sheet as of June 30, 2004 and combined statement of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 give effect to ROO Group, Inc. (the Company) acquiring 100% of the outstanding stock of Bickhams Media, Inc. (Bickhams) including 100% of the outstanding stock of VideoDome.Com Networks, Inc. The effective date of acquisition is October 31, 2004.

        The pro forma information is based on the historical financial statements of the Company and Bickhams giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

        The pro forma balance sheet gives effect to the transactions as if they occurred on the balance sheet date. The pro forma statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 give effect to these transactions as if they had occurred at the beginning of the fiscal period presented. The historical statement of operations of the Company will reflect the effects of these transactions from the date of acquisition onward.

        The pro forma combined statements have been prepared by the Company's management based upon the historical financial statements of the Company and Bickhams. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               AS AT JUNE 30, 2004
                                  IN US DOLLARS

                                                       ROO GROUP, INC                        PRO FORMA     COMBINED
                                                        CONSOLIDATED    BICKHAMS            ADJUSTMENTS     COMPANY
                                                       --------------- ------------ ------ -------------- ------------
ASSETS
Current Assets
                Cash and cash equivalents              $      156,335  $    71,874         $    --        $   228,209
                Accounts receivable                           860,057       39,423              --        $   899,480
                Other debtors and prepayments                 105,030        1,893              --        $   106,923

                                                       --------------- ------------ ------ -------------- ------------
                Total Current Assets                        1,121,422      113,190                   --     1,234,612
Non-Current Assets
                Fixed Assets                                  327,384       14,446                   --       341,830
               Content                                        144,733           --                   --       144,733
               Deferred Tax Assets                             17,104           --                   --        17,104
               Intangible asset                               622,969           --                   --       622,969
               Goodwill                                     1,990,413           --  (1)        1,409,585    3,399,998
                                                       --------------- ------------ ------ -------------- ------------
Total Non-Current Assets                                    3,102,603       14,446             1,409,585    4,526,634
                                                       --------------- ------------ ------ --------------  ------------
                Total Assets                                4,224,025      127,636             1,409,585    5,761,246
                                                       =============== ============ ====== ============== ============

                      LIABILITIES AND STOCKHOLDER'S
EQUITY (DEFICIT)
Current Liabilities
               Accounts payable                               560,667        2,850                   --        563,517
               Due to Parent                                       --      622,441  (1)(2)     (622,441)            --
               Capital Leases                                  43,150          --                    --         43,150
               Accrued Expenses                               247,747        4,371                   --        252,118
               Amount due Bickhams/Videodome
               Shareholders                                        --          --   (1)         520,000       520,000
               Stockholders Loans payable                     513,241          --                    --       513,241
               Related party loans                            163,212          --                    --       163,212
               Income Tax Payable                              63,444          --                    --        63,444
               Deferred Payment Reality Shares                144,456          --                    --       144,456
               Accrued Employee Benefits                       43,893          --                    --        43,893
               Other Current Liabilities                      215,695          --                    --       215,695
                                                       --------------- ------------ ------ -------------- ------------
               Total Current Liabilities                    1,995,505      629,662             (102,441)    2,522,726
                                                       --------------- ------------ ------ -------------- ------------
Non-Current Liabilities
              Capital Leases                                  113,357          --                    --       113,357
              Note Payable                                         --      290,000                            290,000
              Minority Interest                                 5,162          --                    --         5,162
                                                       --------------- ------------ ------ -------------- ------------
              Total Non Current Liabilities                   118,519      290,000                   --       408,519
                                                       --------------- ------------ ------ -------------- ------------

Stockholder's Equity (Deficit)
     Common Stock $.0001 par value: authorized:
     500,000,000 shares;
              Common stock issued                              17,985        1,000    (1)          (928)       18,057
              Paid in capital                               4,379,265          --     (1)        719,928    5,099,193
              Retained (deficit) earnings                 (2,263,141)    (793,026)    (1)        793,026   (2,263,141)
              Accummulated other comprehensive income        (24,108)          --                    --       (24,108)
                                                       --------------- ------------ ------ -------------- ------------
              Total Stockholders' Equity                    2,110,001    (792,026)             1,512,026    2,830,001
                                                       --------------- ------------ ------ -------------- ------------

                                                       --------------- ------------ ------ -------------- ------------
              Total Liabilities and Stockholders'
Equity                                                      4,224,025      127,636             1,409,585    5,761,246
                                                       =============== ============ ====== ============== ============

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     (SIX MONTH PERIOD ENDED JUNE 30, 2004)
                                  IN US DOLLARS

                                                   ROO GROUP, INC     BICKHAMS        PRO FORMA       COMBINED
                                                    CONSOLIDATED                     ADJUSTMENTS      COMPANY
                                                   -------------    -------------    -----------   -------------

Revenue                                            $   1,149,474    $     165,093             --   $   1,314,567
                                                   -------------    -------------    -----------   -------------

Expenses:

Operations                                               789,754           17,130             --         806,884
Research and Development                                 146,001           10,000             --         156,001
Sales and Marketing                                      168,061           12,382             --         180,443
General and Administrative                               591,160           89,760             --         680,920
                                                   -------------    -------------    -----------   -------------
Total Expenses                                         1,694,976          129,272             --       1,824,248
                                                   -------------    -------------    -----------   -------------

Operating Income                                        (545,502)          35,821             --        (509,681)
Other Income (Expense)
Cost of Capital                                          (72,530)              --             --         (72,530)
Non Cash Cost of Capital                                (433,747)              --             --        (433,747)
Interest Income                                              774               --             --             774
Interest Expense - Related Party                         (25,525)              --             --         (25,525)
Interest Expense - Other                                 (29,498)          (5,809)            --         (35,307)

                                                   -------------    -------------    -----------   -------------
Total Other (Expense)                                   (560,526)          (5,809)            --        (566,335)
                                                   -------------    -------------    -----------   -------------


Income before Income Taxes                            (1,106,028)          30,012             --      (1,076,016)

Income Taxes                                               3,094               --             --           3,094

                                                   -------------    -------------    -----------   -------------
Income (Loss) before minority interests               (1,109,122)          30,012             --      (1,079,110)

Minority Interest                                          1,377               --             --           1,377

                                                   -------------    -------------    -----------   -------------
Income (Loss)                                      ($  1,110,499)   $      30,012             --   ($  1,080,487)
                                                   =============    =============    ===========   =============

Net (Loss) per common share                                                                                   --
                                                                                                   =============

Average common shares outstanding                                                                    165,569,265
                                                                                                   =============


              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
                                  IN US DOLLARS

                                                                                                PRO FORMA
                                              ROO GROUP, INC     BICKHAMS        PRO FORMA       COMBINED
                                               CONSOLIDATED                     ADJUSTMENTS      COMPANY
                                              -------------    -------------    -----------   -------------
Revenue                                       $     145,252    $     320,869             --   $     466,121
                                              -------------    -------------    -----------   -------------

Expenses:


Operations                                               --           15,786             --          15,786

Research and Development                            142,845           29,400             --         172,245

Sales and Marketing                                 199,877           33,269             --         233,146

General and Administrative                          318,950          169,228             --         488,178

                                              -------------    -------------    -----------   -------------
Total Expenses                                      661,672          247,683             --         909,355
                                              -------------    -------------    -----------   -------------

Operating Income                                   (516,420)          73,186             --        (443,234)
Other Income (Expense)
Interest Income                                          29               --             --              29
Interest Expense - Related Party                    (62,422)              --             --         (62,422)
Interest Expense - Other                                 --          (17,684)            --         (17,684)

                                              -------------    -------------    -----------   -------------
Total Other (Expense)                               (62,393)         (17,684)            --         (80,077)
                                              -------------    -------------    -----------   -------------


Income before Income Taxes                         (578,813)          55,502             --        (523,311)

Income Taxes                                             --               --             --              --

                                              -------------    -------------    -----------   -------------
Income (Loss)                                 ($    578,813)   $      55,502             --   ($    523,311)
                                              =============    =============    ===========   =============


Net (Loss) per common share                                                                             --
                                                                                              =============

Average common shares outstanding                                                              166,029,130
                                                                                              =============


                                 ROO GROUP, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


     (1) Adjustment to reflect the elimination of the stockholders equity of Bickhams against the issuance of 4,000,000 and 8,000,000 shares of common stock in ROO Group, Inc. to Avenue Group, Inc. and Daniel and Vardit Aharonoff respectively and the establishment of the amount due of $300,000 and $220,000 to Avenue Group, Inc. and Daniel and Vardit Aharonoff respectively being the consideration for 100% of all the outstanding issued and ordinary shares of Bickhams and the balance of the shares not previously owned in VideoDom.Com Networks, Inc. by Bickhams.

     (2) In conjunction with a stock purchase agreement executed in September 2004, Avenue Group, Inc. has agreed to forgive all prior inter-company loans and payments made for accounts payable on the Company's behalf aggregating $622,441. The remaining note payable of $290,000 plus interest at 4% will be repaid within one year of the closing of the sale of the Company's stock. In addition, the Company is required to make monthly payments of not less than $4,000 per month as principal reduction payments commencing one month from the closing of the sale.